UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013

MPM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Washington	0-14910	81-0436060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1727 E. Springfield Ave, Ste C
Spokane, Washington 99202

(Address of principal executive offices)

(509) 242-3036

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Officers and Directors

Effective May 29, 2013, the shareholders of MPM Technologies, Inc. (the “Company”) removed Michael Mooney as Secretary, Treasurer and Principal Accounting Officer and removed Peter Chase as Chief Executive Officer, President and Director.

Appointment of Interim Chief Executive Officer and Interim Chief Financial Officer

Effective May 29, 2013, Mr. Peter Colella, Jr. and Mr. Brian Burrow were appointed as Interim Chief Executive Officer and Interim Chief Financial Officer, respectively. Mr. Collela, Jr., will oversee the Company’s day to day operations and Mr. Burrow shall perform the duties commensurate with his position until the Board of Directors (the “Board”) has identified a new Chief Executive Officer and Chief Financial Officer.  Below is a brief description of the professional work experience of Mr. Colella, Jr. and Mr. Burrow, respectively.

Peter Colella, age 68

Peter Colella has been active in corporate finance activities on a national and international level over the course of his 32 year career. In addition to over 300 successful investment banking transactions, he has also built a stellar performance record with turnarounds and profit improvement services over the past twenty years. He is active in a number of civic, social and business organizations and has served as vice president, president and board chairman of the Philadelphia Chapter of the Association for Corporate Growth as well as national vice president. Previously, Mr. Colella was a Board member of Italy America Chamber of Commerce from 2008 - 2012, ImCure therapeutics from 2009 - 2012, CEO Think Tank from 2007- 2012, and Tridon Industries from 2005- 2012.

Mr. Colella holds an MBA from St. John’s University and BS degree in Business Administration from LaSalle College.

Brian Burrow, age 34

Mr. Burrow brings 15 years of business and entrepreneurial experience to the Company. For the past 5 years, Brian has worked as an economist and project manager for organizations including City of Spokane, the Spokane Area Workforce Development Council and Spokane Community College and has worked on projects companies including Haskins Steel, Moss Adams and The Boeing Company. During this time, he played a leadership role in receiving a Governor’s Best Practice Award for integrating economic and workforce development which led to him designing an aerospace training program at eleven community and technical colleges as part of the Air Washington project.

Mr. Burrow holds a BA in Finance and a BA in Economics from Eastern Washington University and is currently conducting research for his thesis on regional economics for an interdisciplinary studies Master of Economics degree also from Eastern Washington University.

Family Relationships

Neither Mr. Colella, Jr. nor Mr. Burrow have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Termination of Association/Affiliation/Employment of Peter Chase, dated May 29, 2013

99.2	Termination of Association/Affiliation/Employment of Michael Mooney, dated May 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPM TECHNOLOGIES, INC.

Date: June 4, 2013	By:	/s/ Peter Colella, Jr.
	Name:	Peter Colella, Jr.
	Title:	Interim Chief Executive Officer